Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(I.R.S. Employer

Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Teresa Donofrio, Senior Vice President

120 South Sixth Street, Suite 1400, Minneapolis, MN 55402

(612) 337-7005

(Name, address and telephone number of agent for service)

VICI PROPERTIES L.P.

(Exact name of obligor as specified in its charter)

DELAWARE	35-2576503
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification No.)

535 MADISON AVENUE, 28th Floor
NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

3.750% Senior Notes due 2027

4.125% Senior Notes due 2030

4.250% Senior Notes due 2026

4.625% Senior Notes due 2029

4.750% Senior NOTES DUE 2028

4.950% Senior Notes Due 2030

5.125% Senior Notes Due 2032

5.625% Senior Notes Due 2052

4.500% sENIOR eXCHANGE nOTES duE 2026

5.750% sENIOR eXCHANGE nOTES DUE 2027

4.500% sENIOR eXCHANGE nOTES dUE 2028

3.875% sENIOR eXCHANGE nOTES dUE 2029

5.750% sENIOR noTES dUE 2034

6.125% sENIOR NOTES DUE 2054

5.125% sENIOR nOTES dUE 2031

4.750% sENIOR noTES dUE 2028

5.625% sENIOR noTES dUE 2035

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NONE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits filed as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Minneapolis, and State of Minnesota, on the 30th day of April, 2025.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Teresa Donofrio
Teresa Donofrio, Senior Vice President

T-1 EXHIBIT  7

Umb Bank, National Association - FDIC Certificate Number: 8273

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2024

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Page 16 of 85
RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCFD	Amount	
Assets						
1. Cash and balances due from depository institutions (from Schedule RC-A):						
a. Noninterest-bearing balances and currency and coin (1)				0081	594,780	1.a.
b. Interest-bearing balances (2)				0071	7,958,264	1.b.
2. Securities:						
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)				JJ34	5,376,267	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)				1773	7,774,315	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)				JA22	11,010	2.c.
3. Federal funds sold and securities purchased under agreements to resell:						
a. Federal funds sold			RCON	B987	0	3.a.
b. Securities purchased under agreements to resell (5,6)			RCFD	B989	545,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):				RCFD		
a. Loans and leases held for sale				5369	2,756	4.a.
b. Loans and leases held for investment	B528	25,642,301				4.b.
c. LESS: Allowance for credit losses on loans and leases	3123	259,089				4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)				B529	25,383,212	4.d.
5. Trading assets (from Schedule RC-D)				3545	19,978	5.
6. Premises and fixed assets (including right-of-use assets)				2145	200,892	6.
7. Other real estate owned (from Schedule RC-M)				2150	1,612	7.
8. Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9. Direct and indirect investments in real estate ventures				3656	0	9.
10. Intangible assets (from Schedule RC-M)				2143	231,040	10.
11. Other assets (from Schedule RC-F) (6)				2160	2,051,011	11.
12. Total assets (sum of items 1 through 11)				2170	50,150,137	12.
Liabilities						
13. Deposits:				RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	43,319,333	13.a.
(1) Noninterest-bearing (7)	RCON 6631	13,791,132				13.a.1.
(2) Interest-bearing	RCON 6636	29,528,201				13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN		
(from Schedule RC-E, Part II)				2200	0	13.b.
(1) Noninterest-bearing	RCFN 6631	0				13.b.1.
(2) Interest-bearing	RCFN 6636	0				13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:						
a. Federal funds purchased in domestic offices (8)			RCON	B993	70,405	14.a.
b. Securities sold under agreements to repurchase (9)			RCFD	B995	2,539,310	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			RCFD	3190	0	16.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Includes noninterest-bearing, demand, time, and savings deposits.
8 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
9 Includes all securities repurchase agreements, regardless of maturity.

Reporting Period: December 31, 2024 January 30, 2025 9:32 AM

Umb Bank, National Association - FDIC Certificate Number: 8273

Schedule RC—Continued

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Page 17 of 85
RC-2

Dollar Amounts in Thousands	RCFD	Amount	
Liabilities - continued			
17. and 18. Not applicable			
19. Subordinated notes and debentures (1)	3200	0	19.
20. Other liabilities (from Schedule RC-G)	2930	758,322	20.
21. Total liabilities (sum of items 13 through 20)	2948	46,687,370	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	1,059,822	25.
26. a. Retained earnings	3632	2,960,442	26.a.
b. Accumulated other comprehensive income (2)	B530	(578,747)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	3,462,767	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	3,462,767	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	50,150,137	29.

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2023	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent publicaccountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

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1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: December 31, 2024 January 30, 2025 9:32 AM